Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF SARBANES - OXLEY ACT OF 2002

I, Thomas E. Legro, certify that:

1.	I have reviewed this report on Form 10-Q for the quarter ended March 31, 2004 of Indiantown Cogeneration Funding Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the co-registrant as of, and for, the periods presented in this report;

4.	The co-registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the co-registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the co-registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Evaluated the effectiveness of the co-registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered in this report based on such evaluation; and

c.	Disclosed in this report any change in the co-registrant’s internal control over financial reporting that occurred during the co-registrant’s most recent fiscal quarter (the co-registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the co-registrant’s internal control over financial reporting; and

5.	The co-registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the co-registrant’s auditors and the audit committee of the co-registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting are reasonably likely to adversely affect the co-registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the co-registrant’s internal control over financial reporting.

Date: May 11, 2004

/s/ THOMAS E. LEGRO

Thomas E. Legro
Vice President, Controller and Chief Accounting
Officer
Indiantown Cogeneration Funding Corporation